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                      YOUTH SERVICES INTERNATIONAL, INC.



                                March 26, 1999


                               URGENT NOTICE!!!
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Dear Shareholder:

        You have previously received proxy material in connection with the upcoming Special Meeting of Stockholders of YOUTH SERVICES INTERNATIONAL, INC.
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to consider and vote on a merger agreement pursuant to which Youth Services
International, Inc. would be merged into Correctional Services Corporation.

        According to our latest records, your proxy for this meeting has not been received. Regardless of the number of shares you may own, it is important that they be represented at this meeting. Remember, your broker cannot vote your
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shares unless he/she receives your specific instructions.
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        Please remember that if you do not vote, it is the same thing as if you vote against this merger.

        The meeting will be held on Tuesday, March 30, 1999. We urge you to take advantage of the telephone voting option. Located in the upper left hand corner of the enclosed voting form is a toll free number that you should call immediately. Please save the Company the expense of additional solicitation cost by voting as soon as possible. We appreciate your time and effort.


                                        Sincerely,

                                        Youth Services International, Inc.


                   We urge you to vote telephonically today!